UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 John Hopkins Court Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Regulus Therapeutics Inc. (the “Company”) was held on June 10, 2013. As of April 11, 2013, the record date for the Annual Meeting, 35,982,358 shares of common stock were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the nine persons listed below as directors, each to serve until the Company’s 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
David Baltimore, Ph.D.	26,512,055	318,333	3,155,807
Bruce L.A. Carter, Ph.D.	26,795,809	34,579	3,155,807
Mark G. Foletta	26,791,804	38,584	3,155,807
John Maraganore, Ph.D.	25,623,333	1,207,055	3,155,807
Stelios Papadopoulos, Ph.D.	26,755,220	75,168	3,155,807
B. Lynne Parshall, Esq.	25,636,027	1,194,361	3,155,807
William Rastetter, Ph.D.	26,801,998	28,390	3,155,807
Douglas Williams, Ph.D.	26,513,544	316,844	3,155,807
Kleanthis G. Xanthopoulos, Ph.D.	26,631,714	198,674	3,155,807

Proposal 2. Ratification of the selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Company’s Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,927,235	58,443	517	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2013	Regulus Therapeutics Inc.

	By:	/s/ Garry E. Menzel
Garry E. Menzel, Ph.D.
Chief Operating Officer and Executive Vice President, Finance